NEUBERGER BERMAN EQUITY FUNDS
                                  ADVISOR CLASS
                           PLAN PURSUANT TO RULE 12b-1
                                   SCHEDULE A

         The Advisor Class of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

                                                        Fee (as a Percentage of
                                                        Average Daily Net Assets
                  Series                                of Advisor Class)
                  ------                                ------------------------

Neuberger Berman Fasciano Fund                                   0.25%

Neuberger Berman Focus Fund                                      0.25%

Neuberger Berman Genesis Fund                                    0.25%

Neuberger Berman Guardian Fund                                   0.25%

Neuberger Berman Mid Cap Growth Fund                             0.25%

Neuberger Berman Partners Fund                                   0.25%

Neuberger Berman Small Cap Growth Fund                           0.25%


         DATED: December 17, 2007